UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 12, 2024

SKILLZ INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39243	84-4478274
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
6625 Badura Avenue
Las Vegas, Nevada 89118
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (415) 762-0511

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	SKLZ	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Officers.

Departure of Casey Chafkin

This Amendment to the Current Report on Form 8-K that Skillz Inc. (“Company”) filed with the SEC on August 12, 2024 (the “Original Filing”), provides information that was not available at the time of the Original Filing regarding the Letter Agreement (the “Agreement”) between Company and Mr. Chafkin. On September 19, 2024, Company and Mr. Chafkin finalized the terms of the Agreement. Under the Agreement, Mr. Chafkin will provide consulting services to Company through the date of completion of certain services set forth in the Agreement and Company will provide to Mr. Chafkin a monthly salary of $5,000 and, upon Mr. Chafkin's request and subject to Company approval, additional compensation at the rate of $250 per hour for services rendered exceeding a monthly twenty-four hour threshold. Either the Company or Mr. Chafkin may terminate the Agreement upon five calendar days written notice.

The foregoing description of the Agreement is a summary and is qualified in its entirety by the full text of the Agreement, which is attached to this Form 8-K/A as an exhibit and incorporated by reference herein.

Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits

10.1 Letter Agreement dated September 19,2024 between Skillz Inc. and Casey Chafkin

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKILLZ INC.

	By:	/s/ Nikul Patel
	Name:	Nikul Patel
	Title:	Interim General Counsel
Date: September 24, 2024